Exhibit 10.4

EXCHANGE AGREEMENT

This Exchange Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of May 12, 2026, between GMR Solutions Inc. (the “Company”) and KKR Aggregator Holdco LLC (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Certificate of Designation governing the Series B Preferred Stock (as defined below) referred to below.

RECITALS

WHEREAS, the Company plans to consummate an initial public offering of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock” and such offering, including any greenshoe related to such initial public offering, the “IPO”);

WHEREAS, immediately prior to the consummation of the IPO, the Holder holds all right, title and interest in 138,632 shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”);

WHEREAS, an affiliate of the Holder acquired such shares of Series B Preferred Stock pursuant to the Series B Preferred Stock and Warrant Purchase Agreement, dated April 16, 2024 (as amended further on May 20, 2024), among such affiliate of the Holder, the Company, Global Medical Response, Inc. and the other investors party thereto; and

WHEREAS, upon the terms set forth in this Agreement, (i) the Holder desires to transfer and assign all of its right, title and interest in such shares of Series B Preferred Stock to the Company, and (ii) in consideration of such transfer and assignment, the Company desires to issue and deliver to the Holder, and the Holder desires to accept in exchange for such shares of Series B Preferred Stock, 12,381,051 warrants to purchase shares of Class A Common Stock at an exercise price of $0.01 per share, in the form attached hereto in Annex A (the “Exchange Warrants” and such exchange, the “Exchange”).

NOW, THEREFORE, in consideration of the foregoing (which is part of this Agreement), the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1.     Exchange. Immediately following the pricing of the IPO:

(a)	The Holder agrees to transfer and assign on the Closing Date (as defined below) all of its right, title and interest in its shares of Series B Preferred Stock to the Company, free and clear of all liens and any other limitation or restriction (including any restriction on the right to sell or otherwise dispose of such shares of Series B Preferred Stock);

(b)	The Company agrees to issue and deliver to the Holder on the Closing Date, and the Holder shall accept in exchange for such shares of Series B Preferred Stock, the Exchange Warrants; and

(c)	The number of Exchange Warrants issued to the Holder pursuant to Section 1(a) shall be calculated by dividing the Liquidation Preference of such shares of Series B Preferred Stock by the initial public offering price in the IPO, rounding up to the nearest whole number.

Section 2.     Closing.

(a)	The closing of the transactions contemplated in Section 1 above (the “Closing”) shall take place on the second business day following the date of this Agreement (the “Closing Date”).

(b)	On the Closing Date, (i) the Holder will surrender to the Company the shares of Series B Preferred Stock owned by Holder, against (ii) delivery by the Company of Exchange Warrants to such Holder.

Section 3.     Tax Treatment. The Company and the Holder intend that the Exchange shall be treated as a transaction that qualifies for U.S. federal income tax purposes as a reorganization described in Section 368(a)(1)(E) of the Code (such reorganization, the “Reorganization,” and such treatment described in clauses (i) and (ii), the “Intended Tax Treatment”). The Company and the Holder hereby adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Code and Treasury Regulations §§ 1.368-2(g) and 1.368-3(a) with respect to the Reorganization. The Company and Holder shall prepare and file all of their tax returns (and any other documents to which the Intended Tax Treatment is relevant) in a manner consistent with the Intended Tax Treatment, including, without limitation, filing all statements required under Treasury Regulations § 1.368-3 with respect to the Reorganization, unless otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the Code.

Section 4.      Company Representations. The Company represents and warrants to the Holder:

(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

(b)	Upon receipt by the Company of the shares of Series B Preferred Stock exchanged therefor, the Exchange Warrants issued and delivered pursuant to this Agreement and the Class A Common Stock issuable upon exercise of the Exchange Warrants will be duly authorized, validly issued, fully paid and non-assessable.

(c)	On the Closing Date, the Exchange Warrants will be registered on the Company’s books and records and shares of Class A Common Stock issuable upon exercise of the Exchange Warrants will be reserved for issuance.

Section 5.      Holder Representations. The Holder represents and warrants to the Company:

(a)	The Holder has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement. The Holder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

(b)	The Holder has substantial knowledge, skill and experience in making investment decisions of this type, is capable of evaluating the risk of its investment in the Exchange Warrants and is able to bear the economic risk of such investment, including the risk of losing the entire investment. The Holder will receive the Exchange Warrants for its own account, and the Exchange Warrants are being acquired by the Holder for investment and not with a present view to any distribution thereof in violation of applicable securities laws.

(c)	The Holder understands that (i) the Exchange Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Exchange Warrants must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (iii) the Exchange Warrants will bear a legend to such effect.

(d)	There are no outstanding options, warrants, rights, proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Holder of the shares of Series B Preferred Stock, which is to be delivered by the Holder to the Company as set forth in this Agreement, other than those which have been validly waived. Such shares of Series B Preferred Stock are free of all liens and encumbrances as of the date of the Closing.

Section 6.      Further Assignment. This Agreement shall be binding upon and shall inure to the benefit of parties hereto and their respective successors and assigns and shall in no way expand the rights or remedies of any third party against the parties hereto as compared to the rights or remedies which such third party would have had against the parties hereto if this Agreement had not been executed by the parties hereto. Without limiting the generality of the preceding sentence, this Agreement shall not create any third-party beneficiary rights nor restrain or limit the parties hereto from contesting or asserting defenses against any third parties.

Section 7.     Governing Law. This Agreement and all questions relating to the interpretation or enforcement of this Agreement will be governed by and construed in accordance with the Laws of the State of New York without regard to the Laws of the State of New York or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than New York.

Section 8.     Waivers and Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by either party, or in the case of a waiver, by the party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by either party in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

Section 9.     Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any person may rely on a copy of this Agreement. The words “execution,” “signed,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.     Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter.

Section 11.     Severability. If any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not have an effect on any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[Remainder of page intentionally left blank; signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GMR SOLUTIONS INC.

By:	/s/ Thomas A. A. Cook
Name:	Thomas A. A. Cook
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Exchange Agreement]

KKR AGGREGATOR PARENT LLC

By:	/s/ Scott Karnas
Name:	Scott Karnas
Title:	Vice President, Finance

[Signature Page to Exchange Agreement]

KKR AGGREGATOR HOLDCO LLC

By:	/s/ Scott Karnas
Name:	Scott Karnas
Title:	Vice President, Finance

[Signature Page to Exchange Agreement]

Annex A

Form of Exchange Warrant

(Attached)

Agreed Form

Warrant Certificate No. [●]	Number of Warrants: [●]
Warrantholder: [●] (and indirectly by entities affiliated with [●])	Issue Date: [●], 2026

WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

OF

GMR SOLUTIONS INC.

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING CERTAIN RESTRICTIONS RELATING TO COMPLIANCE WITH U.S. AIRLINE FOREIGN OWNERSHIP LIMITATIONS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT CERTIFICATE OR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH WARRANT CERTIFICATE, THE APPLICABLE AGREEMENT AND THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS WARRANT CERTIFICATE, BY ACCEPTANCE OF THIS WARRANT CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH WARRANT CERTIFICATE, APPLICABLE AGREEMENT AND THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT.

GMR Solutions Inc., a Delaware corporation (the “Company”), hereby certifies that [●], a [JURISDICTION] [TYPE OF ENTITY] (together with his, her or its successors and assigns and any transferee of any Warrant, and his, her or its successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant certificate (this “Warrant Certificate”), to acquire from the Company, at any time or times on or after the date hereof, but not after 5:00 P.M., Eastern Time on the date that is [(a) if the Holder is, at the time of the exercise, an Affiliate of the KKR Group (as defined in the Amended and Restated Registration Rights Agreement), the fifth (5th) anniversary of the Issue Date and (b) otherwise, the tenth (10th) anniversary of the Issue Date]1 [May 20, 2034] [tenth (10th) anniversary of the Issue Date (as such date may be extended either (i) by written agreement of the Holder and the Company from time to time, (ii) pursuant to Section 5.2 or (iii) to the extent required if at any time the Warrants cannot be exercised pursuant to Foreign Ownership Limitations (which extension shall represent the amount of time the Warrants have not been able to be exercised))] ([(a) or (b), as applicable,]2 the “Expiration Date”), one duly authorized, validly issued, fully paid, nonassessable shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) for each Warrant represented by this Warrant Certificate, which shall be adjusted or readjusted from time to time as provided in this Warrant Certificate (as adjusted, the “Warrant Shares”), at a purchase price per share equal to $0.01 (the “Initial Exercise Price”), which shall be adjusted from time to time as provided in this Warrant Certificate (as adjusted, the “Exercise Price”). The Warrants are issued pursuant to the terms of that certain [●]3 Agreement, dated as of [●], 2026, by and among the Company and the parties thereto (the “Applicable Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Applicable Agreement.

1 5-year term to be included only in “Private Placement Warrants”, as defined in the Amended and Restated Registration Rights Agreement.

2 5-year term to be included only in “Private Placement Warrants”, as defined in the Amended and Restated Registration Rights Agreement.

3 NTD: “Private Placement Warrants”, as defined in the Amended and Restated Registration Rights Agreement, will refer to the Investment Agreement.

Section 1     Exercise; Exchange of Warrant.

1.1           Manner of Exercise; Exchange.

(a)            Exercise.

Subject to Section 1.1(d) hereof, the Holder may exercise these Warrants, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by:

(i)            surrendering this Warrant Certificate (subject to Section 1.1(c) hereof) and (in every case) delivering a notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), duly completed and executed on behalf of the Holder, at the principal executive office of the Company (or such other office or agency of the Company in the United States as it could designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and

(ii)           tendering payment of the aggregate Exercise Price equal to the product of (A) the Exercise Price then in effect and (B) the number of Warrant Shares thereby purchased, at the election of the Holder in one of the following manners:

(A)            by check or wire transfer payable to the order of the Company to an account designated in writing by the Company; or

(B)             in lieu of cash payment described in clause (A) above, but otherwise in accordance with the requirements of this Section 1.1, by having the Company issue to the Holder a number of shares of Class A Common Stock determined by the following formula:

NW = where —	NE x ((PC – PE) / PC)
NW	is the number of Warrant Shares to be issued to the Holder;
NE	is the number of Warrant Shares for which the Warrants are then being exercised (including the Warrant Shares surrendered to the Company in payment of the aggregate Exercise Price);
PC	is the Closing Sale Price of the Class A Common Stock on the Trading Day prior to the Exercise Date; and
PE	is the Exercise Price.

(b)            No Fractional Shares.

No fractional shares shall be issued upon the exercise of the Warrants as a consequence of any adjustment pursuant hereto. All shares of Class A Common Stock (including fractions) issuable upon exercise of this Warrant Certificate may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying such fraction by the Closing Sale Price of a share of Class A Common Stock as of the Exercise Date.

(c)            Surrender of Warrant Certificate.

Upon exercise of any portion of these Warrants in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant Certificate to the Company. The Holder and the Company shall each maintain records showing the number of Warrants so exercised and the number of Warrant Shares issued in connection with each exercise of these Warrants and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant Certificate upon each such exercise. Notwithstanding the foregoing and subject to Section 4.2, if any of these Warrants are exercised as aforesaid, the Holder may not transfer or assign the remaining Warrants unless such Holder first surrenders this Warrant Certificate to the Company, whereupon the Company will forthwith issue and deliver upon order of the Holder a new Warrant Certificate of like tenor, registered on the books of the Company as the Holder may reasonably request, representing the number of Warrants not theretofore exercised. Any new Warrant Certificate issued and delivered pursuant to this Section 1.1(c) shall in all other respects be identical to this Warrant Certificate. The Holder and any assignee, by acceptance of this Warrant Certificate or a new Warrant Certificate, acknowledge and agree that by reason of the provisions of this Section 1.1, following exercise of any portion of these Warrants, the number of Warrant Shares into which the Warrants represented by this Warrant Certificate may be exercised may be less than the number of Warrant Shares for which the Warrants set forth on the face hereof may be exercised.

(d)            Regulatory Approval.

If any Antitrust Approval, including the filing and the expiration of any waiting period under the HSR Act, is required prior to the acquisition of Warrant Shares, the Holder will not acquire such shares until such approval has been obtained (or in the case of the HSR Act, such filing has been completed and such waiting period has been terminated or has expired). The Company and the Holder will use their respective commercially reasonable efforts to comply promptly with all applicable regulatory requirements. The Company will bear all documented and reasonable third-party fees and expenses, including all filing fees, incurred by it or the Holder in connection with such compliance.

To the extent permitted by applicable law associated with any required Antitrust Approval, each of Holder and the Company shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any applicable foreign antitrust or competition-related laws. Any Holder and the Company shall cooperate fully with each other in connection with the making of all such filings or responses. In addition, the Warrants may not be exercised and Warrant Shares may not be acquired pursuant to this Warrant Certificate, to the extent that the Holder’s record or beneficial ownership thereof would result in the Company or any of its Subsidiaries not complying with the Foreign Ownership Limitations, other than in connection with a Change of Control, in which case, in lieu of receiving Warrant Shares upon exercise, Holders shall be entitled to participate in the Change of Control on an as-exercised basis as if they received such Warrant Shares upon exercise.

1.2            When Exercise Effective.

The Person(s) in whose name(s) any Warrant Shares so issued, as designated by the Holder in accordance with Section 4.2 hereof, will be deemed to be the holder(s) of record of such Warrant Shares as of the close of business on the Exercise Date, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Warrant Shares may not be actually delivered on such date. To the extent regulatory approval is required, no such rights of control, including exercise of the Warrant, shall be effective until such approvals have been secured.

1.3            Delivery of Stock Certificates Upon Exercise.

Certificates for Warrant Shares issued upon exercise of these Warrants will be issued in such name(s) as the Holder may designate in accordance with Section 4.2 hereof and will be delivered to such named Person(s) within a reasonable time, not to exceed five (5) Business Days after any Exercise Date.

1.4            Restricted Securities.

The Warrants and the Warrant Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act, or an applicable exemption from such registration. A securities legend to the foregoing effect in the form as set forth in the Section 4.1 hereof shall be placed on any Warrant Shares issued to the Holder upon exercise of the Warrants.

1.5            Treatment of Warrant upon Change of Control.

In the event of a Change of Control in which the Closing Sale Price of one share of Class A Common Stock as determined in accordance with the definition of “Closing Sale Price” is equal to or greater than the Exercise Price in effect on the date immediately prior to such Change of Control, and Holder has not fully exercised this Warrant prior to such date, then immediately prior to the closing of such Change of Control, Holders shall be entitled (but not required) to exercise any portion of this Warrant pursuant to Section 1.1(a)(ii)(B) above as to all Warrant Shares for which this Warrant shall not previously have been exercised; provided, however, the Company shall give notice to Holder of the proposed Change of Control no later than two (2) Business Days prior to the consummation of such Change of Control. In connection with any such cashless exercise in accordance with this Section 1.5, the Company shall promptly, but in any event no later than ten (10) Business Days following such cashless exercise, notify the Holder of the number of Warrant Shares issued upon exercise of this Warrant.

Section 2     Adjustments to Exercise Price and Warrant Shares.

2.1            Adjustments.

The number of Warrant Shares that the Holder shall be entitled to receive upon exercise of the Warrants shall be determined by multiplying the number of Warrant Shares which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder in the Exercise Notice, by a fraction, (a) the numerator of which shall be the Initial Exercise Price, and (b) the denominator of which shall be Exercise Price as currently in effect on the date of such exercise.

2.2            Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)            In the event of:

(i)            any reclassification (including through a recapitalization) or other change of the Class A Common Stock, including any share split, reverse share split, share combination or subdivision;

(ii)           [reserved];

(iii)          any consolidation, merger, combination or binding share exchange involving the Company; or

(iv)          any sale or conveyance (including through a lease or other transfer) to a third party of all or substantially all of the property and assets of the Company, in each case in which the holders of the outstanding Class A Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (any such event in clauses (i), (iii) and (iv) above, a “Reorganization Event”), then, at the effective time of such Reorganization Event, the right of the Holder to purchase the Warrant Shares upon exercise of the Warrants represented by this Warrant Certificate shall be changed into a right to purchase the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that the Holder would have been entitled to receive had the Holder owned a number of shares of Class A Common Stock immediately prior to such Reorganization Event equal to the number of Warrant Shares the Holder would have received if the Holder had exercised such Warrants immediately prior to such Reorganization Event (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Class A Common Stock is entitled to receive) and, concurrently with or promptly following the effective time of such Reorganization Event, upon the Holder’s surrender of this Warrant Certificate to the Company or the successor or purchasing Person, as the case may be, pursuant to procedures comparable to those set forth in Section 6.6 hereof, the Company or the successor or purchasing Person, as the case may be, shall issue in favor of the Holder a new Warrant Certificate or Certificates of like tenor and representing the right to purchase a number of units of Reference Property corresponding to the number of Warrant Shares the Warrants represented by the surrendered Warrant Certificate previously entitled the Holder to purchase upon exercise in accordance with Section 1.1 hereof, subject, however, to appropriate adjustment to reflect the prior exercise of any Warrants represented hereby.

(b)            If, as a result of the Reorganization Event, holders of the Class A Common Stock are entitled to receive more than a single type of consideration because such holders have the right to elect the types of consideration they receive, then:

(i)            the Reference Property for which these Warrants will be exercisable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election, and

(ii)           the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (i) attributable to one share of Class A Common Stock.

The Company shall notify the Holder of such weighted average as soon as practicable after such determination is made.

If, in the case of any such Reorganization Event, the Reference Property receivable thereupon by a holder of Class A Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Warrant Certificate representing warrant to acquire Reference Property shall additionally be executed and delivered by such other Person.

(c)            In the case of any Reorganization Event pursuant to Section 2.2(a)(i), in the case of any share split, reverse share split, combination or subdivision, if the Company subdivides the outstanding shares of Class A Common Stock, by reclassification or otherwise, into a greater number of shares of Class A Common Stock, the number of Warrant Shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of Class A Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class A Common Stock, the Exercise Price shall be proportionately increased and the number of Warrant Shares purchasable hereunder shall be proportionately decreased.

(d)            If any event occurs as to which the provisions of this Section 2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of the Company, fairly and adequately protect the purchase rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of the Company, to protect such purchase rights as aforesaid.

(e)            Any adjustments pursuant to this Section 2 shall be made successively whenever an event referred to herein shall occur.

2.3            Notice/Certificate as to Adjustments.

Upon each adjustment of the Exercise Price, class and/or number of Warrant Shares pursuant to this Section 2, the Company, at the Company’s expense, shall promptly notify the Holders in writing, setting forth the adjustments to the Exercise Price, class and/or number of Warrant Shares and facts upon which such adjustment is based. The Company shall, upon written request from any Holder, furnish such Holder with a certificate of its Chief Financial Officer or other authorized officer, including computations of such adjustment and the Exercise Price, class and number of Warrant Shares in effect upon the date of such adjustment.

Section 3     Covenants of the Company.

3.1           The Company covenants and agrees that:

(a)            it has the power and authority to execute, deliver and perform its obligations under the Warrants;

(b)            the Warrants are duly authorized and validly issued;

(c)            all shares of Class A Common Stock that may be issued upon the exercise of the Warrants shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free of any taxes, liens and encumbrances, except for restrictions on transfer provided for herein, in the Applicable Agreement and the Amended and Restated Registration Rights Agreement;

(d)            during the period within which the Warrants may be exercised, it will at all times have authorized and reserved a sufficient number of shares of Class A Common Stock to provide for the exercise of the Warrants;

(e)            if any shares of Class A Common Stock reserved or to be reserved to provide for the exercise of the Warrants require registration with or approval of any governmental authority under any federal or state law or stock exchange rule before such shares may be validly issued, then it shall in good faith and as expeditiously as possible using its commercially reasonable efforts endeavor to secure such registration or approval, as the case may be;

(f)            it shall not, by amendment to its certificate of incorporation (whether by way of merger, operation of law, or otherwise) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith and using its commercially reasonable efforts, assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment as if the Holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under laws of the State of Delaware. Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder with respect to the Warrants;

(g)            no consent, waiver or authorization of, or filing with any other person or entity (including without limitation, any governmental authority) is required in connection with the issuance of the Warrant or with the validity or enforceability against the Company of the Warrant;

(h)            in the event any Holder proposes to transfer or assign any Warrant and the Warrant Shares issuable upon exercise of any Warrant, in whole or in part, pursuant to Section 4, the Company will reasonably cooperate with the Holder (and any transferee or assignee) to effectuate such transfer; provided that such transfer or assignment is otherwise in compliance with Section 4.2.

3.2            Notice of Certain Events. If the Company proposes at any time to:

(a)            offer for subscription or sale pro rata to the holders of the outstanding shares of Class A Common Stock any additional shares of any class or series of the Company’s stock [(to the extent permitted by the Amended and Restated Stockholders’ Agreement or the Amended and Restated Registration Rights Agreement)];

(b)           effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of Class A Common Stock;

(c)            declare any dividend or distribution upon the outstanding shares of the Class A Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; then, in connection with each such event, the Company shall give Holder:

(i)            in the case of clause (a) and (c) above, at least two (2) Business Days’ (or such shorter period agreed with the Holder) prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such distribution or subscription rights (and specifying the date on which the holders of outstanding shares of Class A Common Stock will be entitled thereto) or for determining rights to vote, if any; and

(ii)            in the case of clause (b) above, at least two (2) Business Days’ (or such shorter period agreed with the Holder) prior written notice of the date when the same shall take place (and specifying the anticipated date on which the holders of outstanding Class A Common Stock shall be entitled to exchange their Class A Common Stock for the securities or other property deliverable upon the occurrence of such event and such reasonable information as the Holder may reasonably request from the Company in writing regarding the treatment of the Warrants in connection with such event giving rise to the notice).

The Company will also provide information requested by Holder that is reasonably necessary to enable any Holder to comply with such Holder’s accounting or reporting (including tax reporting) requirements.

Section 4     Restrictions on Transfer.

4.1            Restrictive Legend.

(a)            Each certificate or book entry notation representing shares of Class A Common Stock issued upon exercise of the Warrants and each certificate representing shares of Class A Common Stock issued to any subsequent transferee of any such certificate or book entry notation, shall be stamped or otherwise imprinted with a legend in substantially the form as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING CERTAIN RESTRICTIONS RELATING TO COMPLIANCE WITH U.S. AIRLINE FOREIGN OWNERSHIP LIMITATIONS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS CERTIFICATE, THE APPLICABLE AGREEMENT AND THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE APPLICABLE AGREEMENT AND THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT.

(b)            If at any time any securities other than shares of Class A Common Stock shall be issuable upon the exercise of the Warrants, such securities shall bear a legend similar to the one set forth above.

4.2            Transfer/Assignment.

(a)            Subject to compliance with clauses (b), (c) and (d) of this Section 4.2 and the Amended and Restated Registration Rights Agreement, these Warrants and all rights hereunder are transferrable, in whole or in part, upon the books of the Company by the registered holder hereof in Person or by duly authorized attorney, and a new Warrant Certificate or Certificates representing these Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name or names of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 1.1 hereof, subject, however, to appropriate adjustment to reflect the prior exercise of any Warrants represented hereby. Each transferee shall execute a counterpart signature page hereto as the Holder to the applicable new Warrant Certificate, and such transferee shall thereby be bound by, and subject to, all of the terms and conditions of such new Warrant Certificate. All expenses and other charges payable in connection with the preparation, execution and delivery of the new Warrant Certificate or Certificates pursuant to this Section 4.2 shall be paid by the Company, provided, however, that the Company shall not be obligated to pay any documentary taxes, stamp or similar issue taxes or transfer taxes in respect of the preparation, execution and delivery of such new Warrant Certificate or Certificates pursuant to this Section 4.2.

(b)            Notwithstanding the foregoing, no Warrant Shares shall be transferred in violation of the Foreign Ownership Limitations.

(c)            Notwithstanding the foregoing, the transfer of these Warrants and any rights hereunder, and any Warrant Shares issued upon exercise of these Warrants, shall be subject to the applicable provisions and limitations as set forth in the Applicable Agreement, the Amended and Restated Registration Rights Agreement, the Securities Act and the Exchange Act, provided that any such transferee will remain subject to this transfer restriction.

(d)           Without limiting the generality of clause (c) above, the Warrants and Warrant Shares issuable upon exercise of these Warrants shall not be transferred except in compliance with the terms and conditions specified in the Applicable Agreement, the Amended and Restated Registration Rights Agreement and in this Section 4.2, which conditions are interested, among other things, to ensure the compliance of the Company and its Subsidiaries with the Foreign Ownership Limitation. Any purported transfer other than in accordance with the terms and conditions of this Warrant Certificate, the Applicable Agreement and the Amended and Restated Registration Rights Agreement shall be null and void, and the Company shall not recognize any such transfer for any purpose and shall not reflect in its records any change in record ownership pursuant to any such transfer. The Holder, by acceptance of this Warrant Certificate, agrees to be bound by the provisions of this Section 4.2.

(e)            For the avoidance of doubt, and without need of any consent of, or any further action by the Company or any other Person, the Holder shall be permitted to pledge or grant a security interest in all or a portion of its right, title and interest in such Holder’s Warrant (or underlying Warrant Shares, but only to the extent that such pledge would not otherwise have the potential to result in the Company and its Subsidiaries not being in compliance with the Foreign Ownership Limitation) to secure the obligations of such Holder, to any Person (and/or any agent, trustee or representative of such Person) with respect to any loan, letter of credit or other extension of credit or indebtedness to or for the account of the Holder and any transfer of any such Holder’s right, title and interest in the Warrant (or underlying Warrant shares, but only to the extent that such pledge would not otherwise have the potential to result in the Company and its Subsidiaries not being in compliance with the Foreign Ownership Limitation) in respect of which such Holder granted a security interest in connection with a foreclosure of such security interest or other exercise of remedies under such indebtedness shall not require the consent of the Company or any other Person and such transfer shall permitted pursuant to this Section 4.2.

(f)            [Without limiting the generality of the foregoing, the Holder of this Warrant agrees it will not, for a period of 180 days following the date of the Applicable Agreement4 (the “Lock-up Period”): (a) sell, transfer, assign, pledge or hypothecate this Warrant or any of the securities issuable hereunder to anyone other than: (i) as required by operation of law or by reason of reorganization of the Company, (ii) to an underwriter or a selected dealer participating in the initial public offering of the Company, (iii) to a bona fide officer or partner of any such underwriter or selected dealer, in each case in accordance with FINRA Rule 5110(e)(2)(B)(i), or (iv) to the Company in a transaction exempt from registration with the Commission or (b) cause this Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). Any shares of Common Stock issuable upon the exercise of this Warrant will also be subject to the restrictions in this paragraph for the duration of the Lock-up Period.]5

Section 5     Certain Rights of Holders.

5.1            Participation Rights. No dividend or other distribution on the Company’s Class A Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Class A Common Stock unless, at the time of such declaration and payment, the Company makes adequate provision such that the Holder [(other than any holder that is an Affiliate of the KKR Group (as defined in the Amended and Restated Registration Rights Agreement))]6 participates, at the same time and on the same terms as holders of Class A Common Stock, and solely by virtue of being a Holder of the Warrants, in such dividend or distribution without having to exercise such Holder’s Warrants and as if such Holder had owned, on the record date for such dividend or distribution, a number of shares of Class A Common Stock equal to the number of Warrant Shares that would be issuable as calculated pursuant to Section 1.1 multiplied by the dividend or other distribution declared per share of Class A Common Stock (each such dividend or distribution declared or paid on the Class A Common Stock, a “Class A Common Stock Participating Dividend,” and each corresponding delivery or distribution of cash, securities or other property, or any combination of the foregoing, to Holders pursuant to this Section 5.1, a “Participating Payment/Delivery”). The Company will provide notice to Holders of each Participating Payment/Delivery, including the related record date and payment or delivery date, at substantially the same time at which, and in substantially the same manner in which, the Company provides the related notice(s) to holders of the Class A Common Stock in connection with the corresponding Class A Common Stock Participating Dividend.

5.2            Automatic Cashless Exercise upon Expiration. Upon the Expiration Date, the Closing Sale Price of one share of Class A Common Stock (or other security issuable upon the exercise hereof) as determined in accordance with definition of “Closing Sale Price” is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.1(a)(ii)(B) above as to all shares of Class A Common Stock (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly deliver a certificate representing the Warrant Shares (or such other securities) issued upon such exercise to Holder; provided, however, the Company shall not be obligated to issue Warrant Shares that would result in the Company and its Subsidiaries not being in compliance with the Foreign Ownership Limitations and in which case, the Expiration Date shall be extended for so long as such Warrants cannot be exercised due to the Foreign Ownership Limitations.

4 To be the date of the pricing of the IPO.

5 To be included only in “Private Placement Warrants”, as defined in the Amended and Restated Registration Rights Agreement.

6 To be included only in “Private Placement Warrants”, as defined in the Amended and Restated Registration Rights Agreement.

Section 6     Miscellaneous.

6.1            Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) on the next Business Day when sent by email if sent during normal business hours of the recipient, (iii) within five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) within one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 6.1):

If to the Company: GMR Solutions Inc. [address] Attention: Thomas A. A. Cook Email: [email address]
with a copy to: with a copy to: [address] Attention: Sunny Cheong Jessica Asrat Fax: [fax] E-mail: [email address]
If to the Holder, in accordance with the notice provision set forth in the Applicable Agreement.

6.2            No Change in Warrant Terms on Adjustment.

Irrespective of any adjustment in the Exercise Price or the number of shares of Class A Common Stock, this Warrant Certificate, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares of Class A Common Stock as are stated herein and the Exercise Price and such number of Class A Common Stock shares specified herein shall be deemed to have been so adjusted.

6.3            [Reserved].

6.4            Issuance and Transfer Taxes; Withholding.

(a)            The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of these Warrants or Warrant Shares on exercise of these Warrants pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder has requested that the Warrant Shares be issued in a name other than that of the Holder or an Affiliate of the Holder, then such taxes shall be paid by such Holder, the Company shall not be required to issue or deliver any stock certificate representing the Warrant Shares unless and until such Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax have been paid.

(b)            The Company shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any payment or issuance (including in connection with an exercise) made under this Warrant Certificate, any amounts (including by way of withholding Class A Common Stock or any other applicable equity interest upon an exercise) required to be deducted or withheld under applicable law as determined by the Company in its sole discretion. Any amounts or property so deducted and withheld in compliance with this Warrant Certificate and will be treated for all purposes of the Warrant as having been paid to the Person in respect of which such deduction and withholding was made.

6.5            Exchange and Registry of Warrant or Transfer of Warrant.

(a)            This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder to the Company, for a new Warrant Certificate or Certificates of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

(b)            The Company shall register the transfer of any portion of the Warrants in the registry upon the Holder’s compliance with Section 4.2 and Section 6.4 hereof, provided that such transfer is made in compliance with this Warrant Certificate, the Applicable Agreement, the Amended and Restated Registration Rights Agreement, the Securities Act and state securities laws, including, without limitation, the legends on the face page of this Warrant Certificate.

6.6            Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate (it being understood that an affidavit of the Holder in customary form and delivered reasonably promptly to the Company following such loss, theft, destruction or mutilation, as appropriate, shall be sufficient notice), and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company (it being understood that a written indemnification or security agreement from the Holder shall be a sufficient indemnity), or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall, at its own expense, and within a reasonable time, make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

6.7            Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Warrant Certificate shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Warrant Certificate, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Warrant Certificate, except as expressly provided in this Warrant Certificate.

6.8            Governing Law.

All questions concerning the construction, validity, and interpretation of this Warrant Certificate shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Warrant Certificate and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any party hereto if given as provided herein. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHERS IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS WARRANT CERTIFICATE. Each of the parties hereto hereby consents to process being served by any party to this Warrant Certificate in any action or proceeding of the nature specified in this paragraph by the mailing of a copy thereof in the manner specified by the provisions of Section 6.1 hereof.

6.9            Titles and Subtitles.

The titles and subtitles used in this Warrant Certificate are used for convenience only and are not to be considered in construing or interpreting this Warrant Certificate.

6.10            Severability.

If one or more provisions of this Warrant Certificate are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate and the balance of the Warrant Certificate shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11          Entire Agreement.

This Warrant Certificate, the Applicable Agreement, the Amended and Restated Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.12          No Rights as Holder of Warrants; Transfer Books.

The Warrants do not entitle the Holders to any voting rights or other rights as holder of Class A Common Stock of the Company prior to the date of exercise hereof; provided that nothing herein is intended to limit the rights of the holders of the Warrants under the Applicable Agreement[, the Amended and Restated Stockholders’ Agreement] or the Amended and Restated Registration Rights Agreement in accordance with their respective terms. The Company will at no time close its transfer books against transfer of these Warrants in any manner which interferes with the timely exercise of these Warrants.

6.13          Amendments and Waivers. The Warrants represented by this Warrant Certificate may be amended, and the observance of any term of such Warrants may be waived, only with the written consent of the Company and the Holder.

6.14          Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction. Each of the Company and the Holder waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Warrant.

6.15          Counterparts. This Warrant may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy of this Warrant. The words “execution,” “signed,” “signature” and words of like import in this Warrant shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

6.16        The following terms as used in this Warrant Certificate shall have the following meanings:

(a)            “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

(b)            “Affiliated Holder” means, with respect to a Holder, a Person that is an investment fund, entity or account (or separate account), managed, sponsored, advised, sub-advised or controlled (including by means of a voting agreement) by such Holder or an Affiliate of such Holder.

(c)            “Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of [●], 2026, among the Company and the other holders from time to time party thereto, as amended, supplemented or modified from time to time.

(d)           [“Amended and Restated Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated as of [●], 2026, among the Company and the other parties from time to time party thereto, as amended, supplemented or modified from time to time.]

(e)            “Antitrust Approval” means, with respect to the Holder, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the rules and regulations thereunder or the competition or merger control laws of other jurisdictions, to the extent applicable and necessary to permit the Holder to exercise the Warrants, in whole or in part, and own the Warrant Shares purchased thereby.

(f)            “Board” means, with respect to a Person, the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

(g)           “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York.

(h)           “Change of Control” means any transaction or series of related transactions (whether by merger, consolidation, recapitalization, reclassification, acquisition, liquidation or sale, lease or transfer of equity securities of the Company or assets (including equity securities of the Subsidiaries) or otherwise) (a) as a result of which any Person or group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (other than (x) Pegasus Aggregator Holdco LLC and its Affiliates, any group of which the foregoing are members and any other members of such group, (y) an employee benefit plan (or trust forming a part thereof) maintained by the Company or its controlled Affiliates) and (z) any Person that directly or indirectly holds 100% of the total voting stock of the Company and, at the time such Person acquired such voting power, no Person and no group held more than 50% of the total voting power of the outstanding stock of such Person), obtains ownership, directly or indirectly, of (i) Class A Common Stock that represent more than 50% of the total voting power of the outstanding Class A Common Stock of the Company or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis or (b) with which all of the Class A Common Stock is exchanged for, converted into, acquired for, or constitutes solely to the right to receive, other securities, cash or other property.

(i)            “Closing Sale Price” of the Class A Common Stock on any date of determination means:

(i)            [reserved];

(ii)           if the Class A Common Stock is listed on the New York Stock Exchange or NASDAQ on such date, the closing sale price per share of the Class A Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported by the New York Stock Exchange or NASDAQ, as applicable;

(iii)          if the Class A Common Stock is not listed on the New York Stock Exchange or NASDAQ on such date, the closing sale price per share of the Class A Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock or such other securities are traded;

(iv)          if the Class A Common Stock is not listed on a U.S. national or regional securities exchange, the last quoted bid price for the Class A Common Stock on such date in the over-the-counter market as reported by Pink OTC Markets Inc. or other similar organization; or

(v)           in all other cases, as determined by the Board of the Company, in its good faith judgment, based on relevant facts and circumstances at the time of such determination (including, to the extent applicable, the existing bid price or price paid per Class A Common Stock in any Change of Control (or then-pending Change of Control)); provided, however, in the case of any Change of Control, if any Holder objects to the determination of the “Closing Sale Price” within a reasonable period of time (no later than two (2) Business Days prior to the Change of Control), such “Closing Sale Price” shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board with the consent of the Holder (such consent not to be unreasonably withheld, conditioned or delayed). The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne by the Company. In determining the Closing Sale Price of the Class A Common Stock by the Company or the third party firm contemplated by this clause (v), an arm’s length sale transaction between a willing buyer and a willing seller shall be assumed, using valuation techniques then prevailing in the securities industry giving due regard to the lack of liquidity of the Class A Common Stock or the securities owned by the Company due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale calculated on a Fully-Diluted Basis to include the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Class A Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock; provided, that such assumption shall not include those securities, rights and warrants (a) owned or held by or for the account of the Company or any of its Subsidiaries, or (b) convertible or exchangeable into Class A Common Stock where the conversion, exchange or exercise price per share of Class A Common Stock is greater than the Closing Sale Price. For the avoidance of doubt, the Closing Sale Price in the case of a Change of Control shall be the consideration paid per share of Class A Common Stock in such Change of Control.

The Closing Sale Price will be determined without reference to early hours, after hours or extended market trading.

(j)            “control” means, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

The terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

(k)            “DOT” means the U.S. Department of Transportation or any other federal department or agency at the time administering the Foreign Ownership Limitations.

(l)            “Exercise Date” means any date, on or prior to the Expiration Date, on which the Holder exercises the right to purchase the Warrant Shares, in whole or in part, pursuant to and in accordance with the terms and conditions described herein which shall be the date on which the Exercise Notice is delivered to the Company.

(m)           “Foreign Ownership Limitations” shall mean the applicable requirements related to the ownership of United States airlines by U.S. Citizens, which include all ownership and control restrictions under 49 U.S.C. § 40102(a)(15) as amended from time to time, and as interpreted by the DOT.

(n)           “Fully-Diluted Basis” means the number of shares of Class A Common Stock which are issued and outstanding or owned or held, as applicable, at the date of determination plus the number of shares of Class A Common Stock issuable pursuant to any options, warrants, rights or other securities (including any Class A Common Stock issuable upon conversion of outstanding Class B Common Stock, par value $0.001 per share without regard to any limitations on exercisability contained therein) then outstanding, which are convertible into or exchangeable or exercisable for Class A Common Stock and fully vested.

(o)            “Market Disruption Event” means:

(i)            a failure by the principal market on which the Class A Common Stock is listed or approved for trading to open for trading during its regular trading session; or

(ii)           the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Class A Common Stock is listed or approved for trading or otherwise) in the shares of the Class A Common Stock or in any options, contracts or future contracts relating to shares of the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

(p)           “Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(q)           “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Class A Common Stock is listed or admitted for trading; provided that if the Class A Common Stock is not listed or traded, “Scheduled Trading Day” shall mean any Business Day.

(r)            “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of members of the board of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency that has not yet happened) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned, or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

(s)            “Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then traded; provided that if the Class A Common Stock is not so listed or traded, “Trading Day” shall mean any Business Day.

(t)            “U.S. Citizen” means a “citizen of the United States” as that term is defined in 49 U.S.C. § 40102(a)(15), as may be amended from time to time, and as interpreted by the DOT.

(u)            “Warrants” means any and all of the warrants to acquire shares of Class A Common Stock issued pursuant to the Applicable Agreement, and any replacement warrants issued in respect thereof.

6.17         The parties agree that this Warrant Certificate shall not be issued as a physical certificate and the Warrants documented by this Warrant Certificate shall not constitute “certificated securities” for purposes of the Uniform Commercial Code (as in effect in any state). Any surrender or delivery contemplated by this Warrant Certificate shall be effected via exchange in “pdf” form or other electronic means.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized as of the date first written above.

COMPANY:

GMR SOLUTIONS INC.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

HOLDER:

[●]

By:
Name:
Title:

EXHIBIT A
FORM OF EXERCISE NOTICE

Date: ___________

TO:         GMR Solutions Inc.

RE:          Election to Exercise Warrants

The undersigned, being the holder of the Warrant Certificate issued by GMR Solutions Inc. (the “Company”) identified below hereby elects to exercise the number of Warrants represented by such Warrant Certificate indicated below and, in accordance with Section 1 of the Warrant Certificate, hereby agrees to pay the aggregate Exercise Price for such shares of Class A Common Stock in the manner set forth below.

By submission of this notice of exercise, the undersigned represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and that the securities have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. The undersigned understands, acknowledges and agrees that the shares of Class A Common Stock issued upon exercise hereof are subject to the limitations as set forth in the Warrant Certificate, the Applicable Agreement and the Amended and Restated Registration Rights Agreement and have not been registered under the Securities Act, or under any applicable state securities laws, and that no sale or disposition thereof may be made without compliance with the limitations as set forth in the Warrant Certificate, the Applicable Agreement and the Amended and Restated Registration Rights Agreement and pursuant to an effective registration statement related thereto or upon receipt by the Company of an opinion of counsel satisfactory to the Company that such registration is not required under the Securities Act, or applicable state securities laws; provided, however, no opinion of counsel shall be required if any sale or disposition is to an Affiliate, so long as any recipient (x) represents that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and (y) agrees to be bound by all the terms and conditions of this Warrant as if the original Holder hereof.

Warrant Certificate Number	_____________________
Number of Warrants Being Exercised	_____________________
$____________________
Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 1.1(A)(ii)(B) of the Warrant Certificate):	_____________________

Holder:

By:

Name:

Title: